Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement Numbers 333-233264 and 333-190697 on Form S-8 of our report, dated March 25, 2021, relating to the consolidated financial statements of Processa Pharmaceuticals, Inc. for the years ended December 31, 2020 and 2019 included in the Annual Report on Form 10-K of Processa Pharmaceuticals, Inc. for the year ended December 31, 2020.

/s/ BD & Co.
Owings Mills, MD
March 25, 2021